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                                                                   EXHIBIT 10.68



                                  H POWER CORP.
                             STOCK OPTION AGREEMENT

      AGREEMENT made as of the ______ day of _______, by and between H Power Corp., a Delaware corporation (the "Company") and ______________
(the "Optionee").

                                   WITNESSETH

      WHEREAS, pursuant to a resolution of the Board of Directors on __________ the Company has agreed to grant to the Optionee an option to purchase shares of common stock, $.001 par value, of the Company (the "Common Stock") upon the terms and conditions set forth in this agreement;

      NOW, THEREFORE, the parties hereto agree as follows:

1.    GRANT

      The Company hereby grants to the Optionee an option to purchase ________ shares of Common Stock, at an exercise price per share (the "Exercise Price") equal to the price per share of ________ (the "Option"). This Option is intended to be treated as an Option which does not qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.    EXERCISE

      The Option granted hereunder shall vest and be exercisable hereunder at any time from ____________.

3.    METHOD OF EXERCISE

      The Option may be exercised from time to time by delivering to the Secretary of the Company:

      (a) a written notice specifying the number of shares to be purchased, and

      (b) payment in full of the Exercise Price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations with respect to the exercise (unless other arrangements acceptable to the Company are made for satisfaction of such withholding obligations).
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      The Exercise price shall be payable in cash or by bank or certified check or shares of Common Stock of the Company or Options of the Company ("Cashless Exercise") with a fair market value, equal to the Exercise Price for each Option share to be purchased. For purposes of making payment of the aggregate Exercise Price by Cashless Exercise, the fair market value of any share of Common Stock shall be equal to the closing price of a share of Common Stock reported on NASDAQ or other principal exchange on which the Common Stock is listed as of the business day immediately prior to the day of exercise and the fair market value of any Option shall be equal to the difference between the aforesaid closing price per share and the Exercise Price of the Option, provided however, that if at the time of determination the shares are not listed, then the fair market per share shall be deemed to have a value as determined by a good faith determination of the Board of Directors of the Company.

      The Optionee may exercise the Option for less than the total number of Shares for which the Option is exercisable, provided that a partial exercise may not be for less than one hundred (100) Shares, except during the final year of the Option, and shall not include any fractional Shares.

4.    TERMINATION OF OPTION

      The Option shall terminate and expire upon the earlier of:
      (a)   the termination of the Option pursuant to Section 5 hereof; or

      (b)   __________________

5.    ADJUSTMENTS

      If there are any changes in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Stock of the Company, whether such changes have been occasioned by reorganization, combination of shares, declaration of stock dividends, stock splits, reclassifications or recapitalizations of such stock, the merger or consolidation of the Company with some other corporation (and provided the Option does not thereby terminate pursuant to Section 5 hereof) or other similar transaction, then the number and kind of Shares then subject to the Option and the price to be paid therefor shall be appropriately adjusted by the Company, provided, however, that in no event shall any such adjustment result in the Company being required to sell or issue a fractional share of stock.

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6.    CESSATION OF CORPORATE EXISTENCE

      Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the assets of the Company or of more than 80% of the then outstanding stock of the Company to another corporation or entity, the Option granted hereunder shall terminate on the day before the consummation of such transaction and the
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      Company shall have the right, but shall not be obligated, to accelerate the time in which the Option may be exercised, unless provision be made in writing in connection with such transaction for the assumption of the Option or for the substitution for the Option of a new option to purchase the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and the price thereof, in which event the Option granted herein shall continue in the manner and under the terms so provided.

7.    NON-TRANSFERABILITY

      The Option is not assignable or transferable, either voluntarily or by operation of law, otherwise than by will or by the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee.



8.    WAIVER OF SHAREHOLDER RIGHTS

      The Optionee or other person entitled to exercise the Option shall have no rights as a stockholder with respect to any shares subject hereto until the Optionee or such person has become the holder of record of such shares and no adjustment (except such adjustments as may be effected pursuant to the provisions of Section 5 hereof) shall be made for dividends or distributions of rights in respect of such shares for which the record date is prior to the date on which the Optionee or such person becomes the holder of record.



9.    MISCELLANEOUS

      (a) This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
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      (b)   This agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified except by written instrument executed by the parties.

     IN WITNESS WHEREOF, this agreement has been executed as of the date first Above written.


H POWER CORP.


By:
   ----------------------------



By:
   ----------------------------


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

                                       SCHEDULE OF OPTIONEES

                                                    Number of
                                                    Shares/Excercise
           Name             Date of Grant           Price                Vesting Schedule

Norman Rothstein            July 27, 1999           500,000/$3.00        Exercisable any time from issuance to
                                                                         May 31, 2004

Norman Rothstein            April 5, 2000          300,000/$16.00        Exercisable any time from issuance to
                                                                         April 5, 2005

Frederick Entman            July 27, 1999           500,000/$3.00        Exercisable any time from issuance to
                                                                         May 31, 2004

Frederick Entman            April 5, 2000           300,000/$16.00       Exercisable any time from issuance to
                                                                         April 5, 2005

Arthur Kaufman              March 17, 2000          15,625/$16.00        a.  5,205 shares from March 17, 2000
                                                                             through March 17, 2005
                                                                         b.  5,210 shares from March 17, 2001
                                                                             through March 17, 2005
                                                                         c.  5,210 shares from March 17, 2002
                                                                             through March 17, 2005

Thomas Russo                July 27, 1999           100,000/$3.00        Exercisable any time from issuance to
                                                                         July 31, 2004

NBG Technologies,           March 29, 2000          250,000/$16.00       Exercisable any time from issuance to
Inc.                                                                     March 29, 2005